UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 1, 2006

THE NEIMAN MARCUS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19659	95-4119509

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(214) 741-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Neiman Marcus Group, Inc. (the "Company") entered into an employment agreement with Karen Katz on February 1, 2006, effective as of October 6, 2005, that provides that she will act as Chief Executive Officer and President of Neiman Marcus Stores, a division of the Company, until October 2010, subject to automatic one-year renewals of the term if neither party submits a notice of termination at least three months prior to the end of the ten-current term. This agreement may be terminated by either party on three months' notice, subject to severance obligations in the event Ms. Katz is terminated by the Company without cause, she terminates her employment with the Company for good reason, or the Company delivers a notice of non-renewal of the employment agreement's term. Once the two-year period under the change of control termination protection agreement, described in the Company's Current Report on Form 8-K filed on April 1, 2005, has ended, Ms. Katz will be entitled to lump sum severance in the event of a termination as described above equal to (i) her target bonus, pro rated to her length of service in the year of termination; and (ii) two times her annual base salary plus bonus. Ms. Katz will also be entitled to receive medical, dental and life insurance benefits for a two-year period following a severance triggering termination and may be entitled to an unreduced SERP benefit in the event Ms. Katz experiences a severance triggering termination before age 65.

A copy of the agreement is filed herewith as Exhibit 10.32.
Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.32*	Employment Agreement between The Neiman Marcus Group, Inc. and Karen Katz, dated February 1, 2006, effective as of October 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEIMAN MARCUS GROUP, INC.
(Registrant)

Date: February 1, 2006	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President and General Counsel

THE NEIMAN MARCUS GROUP, INC.

EXHIBIT INDEX

Exhibit No.	Description
10.32*	Employment Agreement between The Neiman Marcus Group, Inc. and Karen Katz, dated February 1, 2006, effective as of October 6, 2005.